Exhibit 99.1

LookSmart Reports First Quarter 2008 Results

— Revenue increased 47% to $17.5 million versus Q1 2007

— Total paid clicks increased 62% to 152 million versus Q1 2007

— Repurchased 6.0 million shares of common stock during Q1 2008

SAN FRANCISCO, May 5, 2008—LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network and technology solutions company, today announced financial results for the first quarter ended March 31, 2008.

Revenues for the first quarter of 2008 were $17.5 million, a 47% increase from $11.9 million in the first quarter of 2007 and a 17% increase from $15.0 million in the fourth quarter of 2007. Net loss for the first quarter of 2008 was $0.5 million, or $0.02 per share based on approximately 20.5 million weighted average shares outstanding, compared to a net loss of $3.4 million, or $0.15 per share based on approximately 22.9 million weighted average shares outstanding in the first quarter of 2007. Net income for the fourth quarter of 2007 was $13.2 million, or $0.58 per share based on 22.9 million weighted average shares outstanding, which included a gain of approximately $14.5 million resulting from the sale of certain consumer assets of the Company.

The Company’s first quarter 2008 results reflect the continued focus on its proprietary Ad Center platform which runs the LookSmart Advertiser Network and serves third-party Publisher customers through the licensing of the platform technology. During the first quarter, the company classified certain consumer assets as Assets Held for Sale on the Consolidated Balance Sheet, and have accounted for them in discontinued operations.

Loss for the first quarter of 2008 from continuing operations was $0.2 million, or $0.01 per share based on 20.5 million weighted average shares outstanding, compared to loss from continuing operations in the first quarter of 2007 of $2.5 million, or $0.11 per share based on 22.9 million weighted average shares outstanding .Loss from continuing operations in the fourth quarter of 2007 was $0.5 million, or $0.02 per share based on 22.9 million weighted average shares outstanding.

“We made considerable progress during the first quarter on our goals to achieve strong sequential revenue growth as well as to approach profitability,” commented Ted West, President and Chief Executive Officer. “We believe our performance is the result of actions taken to optimize the performance of our search advertiser network, to deploy the search network platform to other publishers and networks, to control contribution margins, and to rationalize expense.”

Mr. West continued, “Our revenue results directly reflect our long-standing commitment to delivering quality for search advertisers on the Ad Center platform. We have executed quality improvements within our Advertiser Network in recent years, and have delivered quality outcomes through network optimization and managed services to our search advertisers. We believe that we are now rewarded by advertisers, as they bring a greater share of their ad budgets to the Advertiser Network; and by new Publisher clients, as we create a more valuable open auction for search advertising placements on their third-party advertiser networks and sites. Overall, the result is a more scalable Ad Center platform, which enhances both our operating leverage and revenue productivity as we work to increase our market share in total paid clicks.”

Revenues from the Company’s Advertiser Network were $15.8 million in the first quarter of 2008, an increase of 48% from $10.7 million in the first quarter of 2007. Revenues from the Company’s Publisher Solutions were $1.7 million in the first quarter of 2008, an increase of 41% from $1.2 million in the first quarter of 2007.

Gross margins from continuing operations were 42% in the first quarter of 2008 versus 43% in the first quarter of 2007, and 40% in the fourth quarter of 2007. Slightly higher traffic acquisition costs (TAC) on the advertiser network in the first quarter of 2008 as compared to the first quarter of 2007 were offset by increased contribution from the publisher solutions business. During the first quarter of 2008, the Company continued to manage TAC slightly higher in order to drive higher top-line advertising revenues and bottom-line profit contribution in the Advertiser Network.

Total operating expenses in the first quarter of 2008 were $8.0 million, which included $1.0 million of non-cash, share-based compensation charges. This compares to total operating expenses of $8.2 million in the first quarter of 2007, which included $0.5 million of non-cash, share-based compensation charges, and $7.4 million in the fourth quarter of 2007, which included $0.5 million of non-cash, share-based compensation charges.

On a non-GAAP basis, for the first quarter of 2008, Adjusted EBITDA (net income (loss) before interest income, net, taxes, depreciation and amortization excluding stock based compensation charges and income (loss) from discontinued operations) was $1.4 million compared to an Adjusted EBITDA loss of $2.1 million in the first quarter of 2007.

An explanation of LookSmart’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, were $0.6 million in the first quarter of 2008, compared to $0.6 million in the first quarter of 2007. Depreciation and amortization was $0.8 million in the first quarter of 2008 compared to $0.5 million in the first quarter of 2007.

The Company ended the quarter with approximately $32.8 million in cash, cash equivalents, and short-term investments, a decrease of approximately $23.4 million from approximately $56.2 million on December 31, 2007. The company used approximately $20.8 million in cash to repurchase shares in a modified Dutch Auction tender offer and open market stock buyback during the first quarter of 2008.

Q1 2008 Key Metrics Performance

•

Total paid clicks increased to approximately 152 million for the first quarter of 2008 compared to approximately 94 million for the first quarter of 2007 and 117 million for the fourth quarter of 2007.

•

Average revenue per click (RPC) for the first quarter of 2008 was approximately $0.10, a decrease from approximately $0.11 in the first quarter of 2007, and a decrease from the fourth quarter of 2007 at approximately $0.12.

•	Traffic acquisition costs (TAC) of 61% for LookSmart’s Ad Network increased from the 59% rate in the first quarter of 2007, and decreased from the 63% rate in the fourth quarter of 2007.

Self-Tender and Stock Repurchase Program for LookSmart Common Stock

During the first quarter of 2008, LookSmart completed a share repurchase of approximately 5.2 million shares via a modified Dutch Auction tender offer at $3.40 per share for a total cost of approximately $18.0 million.

During the first quarter of 2008, pursuant to its previously announced authorization to buy back up to $5 million of its outstanding common stock through December 31, 2008, the Company repurchased 801,092 shares of its common stock at an average price of $3.51 per share, for a total expenditure of approximately $2.8 million.

The number of shares of common stock outstanding at the end of the first quarter of 2008 was 16,977,854, net of 801,092 treasury shares.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its financial results. To listen to the call from the U.S., dial 1-800-762-8795; internationally, dial 1-480-248-5085. The call will also be available live via webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/. For those unavailable to listen to the call live, the webcast will be archived and a replay of the call will be available until Tuesday, May 20, 2008, 11:59 p.m. ET. To access the replay from the U.S., dial 1-800-406-7325 and enter passcode 3869713; from outside the U.S., dial 1-303-590-3030 and enter passcode 3869713.

About LookSmart, Ltd.

LookSmart is an online advertising and technology company that provides effective relevant solutions for advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search, contextual search, advertising, and banner advertising via a monitored ad distribution network, and offers publishers a customizable set of private-label open advertising network solutions. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

GAAP to Non-GAAP Reconciliation

When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, and (ii) how Adjusted EBITDA compares to levels of interest expense, taxes and depreciation and amortization. We provide a reconciliation of Adjusted EBITDA to GAAP net loss.

(‘000s)	Quarter Ended March 31, 2008 (unaudited)	Quarter Ended December 31, 2007 (unaudited)	Quarter Ended March 31, 2007 (unaudited)
Net income (loss)	(488)	13,244	(3,426)
Add: taxes	7	(303)	6
Less: interest income, net	(433)	(551)	(515)
Add: (income) loss from discontinued operations	307	(13,702)	889
Add: depreciation and amortization	755	559	490

EBITDA	148	(753)	(2,556)
Add: stock based compensation, net	1,013	451	450

Adjusted EBITDA	1,160	(302)	(2,106)

*	The fourth quarter of 2007 income from discontinued operations includes a gain of $14.5 million on the sale of certain consumer assets of the Company.

Use of Non-GAAP Measures

LookSmart provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that LookSmart’s management evaluates those operations. Non-GAAP Adjusted EBITDA is a supplemental measure of LookSmart’s performance that is not required by, and is not presented in accordance with, generally accepted accounting principles (GAAP). The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. LookSmart believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash expenses and other amounts that are required to be recorded under GAAP but that LookSmart believes are not indicative of LookSmart’s cash-based operating results.

LookSmart’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the cash costs of those business operations (distinct from non-cash costs of operations). Therefore, management presents the non-GAAP financial measure Adjusted EBITDA, along with GAAP measures, in this earnings release by excluding these non-cash items from the period expenses. A limitation associated with this non-GAAP measure is that it does not include stock-based compensation expense related to our workforce nor interest, taxes, depreciation and amortization amounts related to our business operations. Adjusted EBITDA line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are the following items that include equity-based compensation charges (1) operating expenses, research and development; (2) operating expenses, selling and marketing; and (3) operating expenses, general and administrative. These items in turn affect (1) total costs and expenses; (2 operating income/loss; (3) income before income taxes; (4) net loss, and (5) basic earnings per share.

For the non-GAAP financial measure Adjusted EBITDA, the adjustment provides management with information about LookSmart’s underlying cash-based operating performance that enables comparison of its cash-based financial results in different reporting periods. Additionally, our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business, and believes that Adjusted EBITDA provides visibility into our ability to meet our future capital expenditures and working capital requirements.

LookSmart’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by LookSmart. LookSmart’s management also excludes the impact of equity-based compensation to help it compare current period cash operating expenses against the operating expenses for prior periods.

Management uses non-GAAP measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, helps investors compare LookSmart’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

As stated above, management recognizes that the use of non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to LookSmart, may calculate their non-GAAP earnings differently than LookSmart, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of LookSmart’s financial performance on a cash basis over time. LookSmart has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate LookSmart’s cash-based operating performance in the same way that management does.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our future business investments, potential for growth and profitability and our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. Additional risks that could cause actual results to differ materially from those projected are discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

Brian Gibson, Acting Chief Financial Officer

415-348-7207

bgibson@looksmart.net

ICR, Inc.

Laura Foster

310-954-1100

laura.foster@icrinc.com

Exhibit A

LOOKSMART, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$15,642	$35,743
Short-term investments	17,185	20,464

Total cash, cash equivalents and short-term investments	32,827	56,207
Trade accounts receivable, net of allowance for doubtful accounts of $404 and $429 at March 31, 2008 and December 31, 2007, respectively, and allowance for returns of $87 and $37 at March 31, 2008 and December 31, 2007, respectively	7,532	5,183
Prepaid expenses	611	638
Other current assets	1,882	1,628

Total current assets	42,852	63,656
Property and equipment, net	3,148	3,401
Capitalized software and other assets, net	1,969	2,693
Intangible assets, net	332	247
Goodwill	9,810	10,296
Assets held for sale	1,392	—

Total assets	$59,503	$80,293

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$3,859	$3,407
Accrued expenses and other accrued liabilities	7,524	8,437
Deferred revenue and customer deposits	1,536	1,596
Current portion of long term liabilities	1,700	1,621

Total current liabilities	14,619	15,061
Lease restructuring and other long-term liabilities, net of current portion	2,089	2,277

Total liabilities	16,708	17,338
Total stockholders’ equity	42,795	62,955

Total liabilities and stockholders’ equity	$59,503	$80,293

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2008	2007
Revenue	$17,544	$11,922
Cost of revenues	10,158	6,742

Gross profit	7,386	5,180
Operating expenses:
Sales and marketing	2,216	2,128
Product development	2,905	3,100
General and administrative	2,872	2,998

Total operating expenses	7,993	8,226
Other operating income (loss)	—	—

Loss from operations	(607)	(3,046)
Non-operating income, net	433	515

Loss from continuing operations before income taxes	(174)	(2,531)
Income tax expense	(7)	(6)

Loss from continuing operations	(181)	(2,537)
Loss from discontinued operations, net of tax	(307)	(889)

Net loss	$(488)	$(3,426)

Net loss per share - Basic and Diluted
Income (loss) from continuing operations	$(0.01)	$(0.11)
Loss from discontinued operations, net of tax	(0.01)	(0.04)

Net loss per share	$(0.02)	$(0.15)

Weighted average shares outstanding used in computing basic net	20,458	22,885

Net income (loss) per share - Diluted
Loss from continuing operations	$(0.01)	$(0.11)
Loss from discontinued operations, net of tax	(0.01)	(0.04)

Net loss per share	$(0.02)	$(0.15)

Weighted average shares outstanding used in computing diluted	20,458	22,885